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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. on Form S-8 (Registration File Nos. 2-58660, 2-65096, 33-21566, 33-32880, 33-48803,
33-48804, 33-48807, 33-59603, 33-63389, 333-35741, 333-35739, 333-51141,
333-29627, 333-41828, 333-41830 and 333-41832) and the previously filed
Registration Statement on Form S-3 (Registration File No. 333-67543) and the previously filed Registration Statement on Form S-4 (Registration File No. 33-24124) of our reports dated March 2, 2001 appearing in, and incorporated by reference in, this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP

New York, New York
March  27, 2001